SWIFT ENERGY REPORTS FIRST QUARTER 2004 RESULTS:
-----------------------------------------------

         RECORD REVENUES OF $65.4 MILLION;
         --------------------------------

         RECORD PRODUCTION OF 14.3 Bcfe; and
         -----------------------------------

         EARNINGS OF $0.52 PER SHARE
         ---------------------------

HOUSTON--(BUSINESS WIRE)--May 5, 2004 -- Swift Energy Company (NYSE: SFY) announced today a 39% increase in net income for the first quarter of 2004 to $14.6 million, or $0.52 per diluted share, compared to $10.5 million in net income before accounting change, or $0.38 per diluted share earned in the first quarter of 2003. Including the effect of the SFAS 143 accounting change implemented in the first quarter of 2003, both net income and earnings per share more than doubled from 2003 to 2004.

Production increased 11% for the first quarter of 2004 to 14.3 billion cubic feet equivalent ("Bcfe") from the 12.9 Bcfe produced in the first quarter of 2003 and increased 7% sequentially from the 13.4 Bcfe produced in the fourth quarter of 2003. The increases were primarily due to higher levels of domestic production at Lake Washington resulting from Swift Energy's two rig drilling program in 2003, along with expanded infrastructure in the field. First quarter 2004 production included 10.4 Bcfe of domestic production (a 35% increase) and
3.9 Bcfe produced in New Zealand, (a 25% decrease) in both cases when compared to production in the same period in 2003.

Terry Swift, President and CEO, noted, "Swift Energy continues to successfully implement its strategic plan. Domestic production increases, enhanced by the current commodity environment, have delivered excellent quarterly results. In the Lake Washington area, we will begin acquiring data from the 3-D seismic shoot in the second quarter. This seismic data will lay the foundation for our 2005 drilling program in this area. This new information should add to Swift's already substantial inventory of identified development projects in this area and exciting list of exploration prospects in New Zealand, which will enable the Company to continue to fortify its strong foundation and accelerate growth in the coming years."

Revenues and Expenses

Total revenues for the first quarter of 2004 increased 22% to $65.4 million from the $53.5 million of revenues in the first quarter of 2003. Swift Energy's increased revenues for the quarter are attributable to both increased levels of production and higher commodity prices.




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



Lease operating expenses, before severance and ad valorem taxes, were $0.67 per thousand cubic feet equivalent ("Mcfe") in the first quarter of 2004, an increase of 18% compared to $0.57 per Mcfe in the first quarter of 2003. The increase was predominately due to the facility enhancement costs in Lake Washington, along with higher currency exchange rates and plant maintenance in New Zealand. General and administrative expenses were $0.28 per Mcfe during the first quarter of both 2004 and 2003. Depreciation, depletion and amortization expense was $1.28 per Mcfe in the first quarter of 2004 compared to $1.16 per Mcfe in the first quarter of 2003, and interest expense was $0.48 per Mcfe compared to $0.52 per Mcfe for the 2003 period. Also, severance and ad valorem taxes were up appreciably in the 2004 period to $0.44 per Mcfe from $0.36 per Mcfe a year earlier due to higher commodity prices and severance tax rates on crude oil from our increased production in Louisiana.

Income tax expense in the first quarter of 2004 includes a reduction from the U.S. statutory rate, almost entirely the result of the favorable currency exchange rate effect applied to New Zealand deferred taxes.

Production & Pricing

Domestically, first quarter 2004 total production increased by 35% to 10.4 Bcfe compared with 7.7 Bcfe produced in the first quarter of 2003 and increased 18% sequentially compared to the 2003 fourth quarter production of 8.8 Bcfe. This is a result of the Company's successful drilling efforts and targeted capital expenditure program in the Lake Washington area.

New Zealand accounted for 27% of total production with 3.9 Bcfe produced in the first quarter of 2004. This 25% decrease from the 5.2 Bcfe produced in the first quarter of 2003 and 16% decrease from fourth quarter 2003 production levels was in line with the Company's guidance. Production in New Zealand was expected to be lower as increased use of hydroelectricity in New Zealand has contributed to a short-term reduction in market demand, which is expected to continue at least through the second quarter of this year.

In the first quarter of 2004, Swift Energy realized an aggregate global average price of $4.62 per Mcfe, an increase of 8% from first quarter 2003 price levels, when the price averaged $4.26 per Mcfe. Domestically, the Company realized an aggregate average price of $5.24 per Mcfe, a decrease of 8% over the $5.68 received in the first quarter of 2003. In New Zealand, the Company received an aggregate average price of $2.93 per Mcfe for the first quarter in 2004, an increase of 36% over the $2.15 per Mcfe realized in the same period of 2003.

Swift Energy realized average domestic natural gas prices of $4.90 per thousand cubic feet ("Mcf") in the first quarter of 2004, a decrease of 19% from the $6.03 per Mcf for the same period in 2003. Meanwhile, first quarter 2004 average domestic crude oil prices increased 4% to $33.95 per barrel from $32.80 per barrel realized in the same period of 2003. Prices for NGLs domestically averaged $24.31 per barrel in the first quarter, a 15% decrease over first quarter 2003 NGL prices of $28.47.

In New Zealand, Swift Energy received an average natural gas price of $2.27 per Mcf for the first quarter of 2004 under its long-term contracts, a 40% increase over the $1.62 per Mcf received in the first quarter of 2003. Also in New Zealand, the sales price of the Company's McKee blend crude oil averaged $36.03 per barrel, an 11% increase over prices for the same period in 2003, and the Company's NGL contracts yielded an average price of $16.00 per barrel for the first quarter of 2004. New Zealand natural gas and NGL price contracts are denominated in New Zealand dollars, which has continued to strengthen during the first quarter 2004 against the U.S. dollar compared to the same period in 2003.




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

Domestic Operations

As previously reported, Swift Energy completed 12 of 14 wells domestically in the first quarter of 2004. Of these 14 wells, 12 were development wells and two were exploration wells. In Lake Washington, the Company completed six of seven development wells, but was unsuccessful with an exploration well. In other operated areas, Swift Energy completed a development well in the Austin Chalk in the Masters Creek area, which has just been put on production and completed four wells in the AWP Olmos area. Swift also completed an exploration well in its South Texas drilling program, in the Guadalupe Pasture area in Willacy County.

Swift Energy has three drilling rigs operating domestically, one drilling for oil in the Lake Washington area and two drilling for natural gas in Texas, including one non-operated rig.

New Zealand Operations

Swift Energy completed the Kauri-E3 and the Kauri-E4 wells in New Zealand during the first quarter 2004. The recently drilled Kauri-E4 well encountered both the Kauri and Tariki sands and was perforated in a 15-foot section of the Tariki sandstone, at approximately 9,900 feet true vertical depth. The Tariki Sand in this well is approximately 1,800 feet up-dip and over 3.5 miles from the initial Tariki sand discovery in the Rimu-A1 well. The Kauri-E4 well was tested over two days at various rates, with the most recent rate of approximately 4.0 million cubic feet per day and 400 barrels per day of crude oil/condensate. The Kauri-E4 well is currently shut-in gathering pressure data and is expected to begin sustained production testing in the next few weeks. The Kauri-E3 well was completed in the Kauri Sand and plans to fracture stimulate the well are pending while monitoring of the results of the Kauri-E4 production testing takes place. The first well in the 2004 Manutahi Sand drilling program, which is targeting this shallow oil-bearing sand, will begin drilling later in May.

Borrowing Base

After a regular semi-annual review by its bank group, Swift Energy's borrowing base was recently reaffirmed at $250 million effective May 1, 2004. The Company, however, has continued to maintain the commitment amount at $150 million. Under the terms of its credit facility, the Company can increase the commitment amount up to the total amount of the borrowing base at its discretion. Price Risk Management

Swift Energy also announced that since its last update on April 19, it has continued to enter into price risk management transactions. For June 2004, the Company executed a fixed price physical sale for crude oil of 1,500 barrels per day at an average NYMEX strike price of $37.55 per barrel. This NYMEX crude oil strike price does not take into account transportation charges or crude oil quality differentials that could result in deductions ranging from $2.00 to $3.00 per barrel. Also, the Company recently purchased additional natural gas floors that cover 285,000 million British thermal units ("MMBtu") per month for the third quarter of 2004, all at a strike price of $5.50 per MMBtu. Details of all of Swift Energy's price risk management activities can be found on the Company's website.





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


Earnings Release

Swift Energy will report first quarter 2004 financial results today, Wednesday May 5, and conduct a conference call, with live webcast, at 9:00 a.m. CDT. To participate in this conference call, dial 973-339-3086 five to ten minutes before the scheduled start time and indicate your intention to participate in the Swift Energy conference call. A digital replay of the call will be available later on May 5 until May 12, by dialing 973-341-3080 and using pin #4682645. Additionally, the conference call will be available over the Internet by accessing the Company's website at www.swiftenergy.com and clicking on the event hyperlink. This webcast will be available online and archived at the Company's website.

Celebrating its 25th Anniversary this year, Swift Energy Company was founded in 1979 with its headquarters in Houston, Texas. Swift Energy engages in developing, exploring, acquiring and operating oil and gas properties, with a focus on onshore and inland waters oil and natural gas reserves in Texas and Louisiana and onshore oil and natural gas reserves in New Zealand. The Company has consistently shown long-term growth in its proved oil and gas reserves, production and cash flow through a disciplined program of acquisitions and drilling, while maintaining a strong financial position.

This  material  includes  "forward-looking  statements"  within  the  meaning of
Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The opinions, forecasts, projections, guidance or other statements other than statements of historical fact, are forward-looking statements. These statements are based upon assumptions that are subject to change and to risks, especially volatility in oil or gas prices, and lately availability of services and supplies. Although the Company believes that the expectations reflected in such forward-looking statements are reasonable, it can give no assurance that such expectations will prove to have been correct. Certain risks and uncertainties inherent in the Company's business are set forth in the filings of the Company with the Securities and Exchange Commission. Estimates of future financial or operating performance provided by the Company are based on existing market conditions and engineering and geologic information available at this time. Actual financial and operating performance may be higher or lower. Future performance is dependent upon oil and gas prices, exploratory and development drilling results, engineering and geologic information and changes in market conditions.






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



                              SWIFT ENERGY COMPANY
                          SUMMARY FINANCIAL INFORMATION
                                   (UNAUDITED)
                 In Thousands Except Per Share and Price Amounts


                                                                 Three Months Ended
                                                                       March 31,
                                                                 2004              2003          Percent Change
                                                                 ----              ----          --------------
Revenues
Oil & Gas Sales                                                $   65,954         $   54,850                20%
Other                                                                (598)            (1,350)               56%
                                                                  -------         ----------
Total Revenue                                                  $   65,356         $   53,500                22%

Net Income Before Accounting Change(1)                         $   14,588         $   10,485                39%

Basic EPS, Before Accounting Change                            $     0.53         $     0.38                38%

Diluted EPS, Before Accounting Change                          $     0.52         $     0.38                35%

SFAS 143 Accounting Change                                            ---         $   (4,377)               ---
   Per Share                                                          ---         $   ( 0.16)               ---

Net Income                                                     $   14,588         $    6,108               139%
Basic EPS                                                      $     0.53         $     0.22               136%

Diluted EPS                                                    $     0.52         $     0.22               132%

Net Cash Provided By
  Operating Activities                                         $   39,596         $   26,799                48%

Net Cash Provided By
  Operating Activities, Per Diluted Share                      $     1.41         $     0.98                44%

Cash Flow Before Working Capital
   Changes(2) (non-GAAP measure)                               $   38,762         $   31,643                23%
Cash Flow Before Working
   Capital Changes,  Per Diluted Share                         $     1.38         $     1.16                19%

Weighted Average
  Shares Outstanding (WASO)                                        27,553             27,243                 1%

EBITDA(2) (non-GAAP measure)                                   $   45,454         $   38,036                20%

Production (Bcfe):                                                   14.3               12.9                11%
  Domestic                                                           10.4                7.7                35%
  New Zealand                                                         3.9                5.2               (25%)

Realized Price ($/Mcfe):                                            $4.62              $4.26                 8%
  Domestic                                                          $5.24              $5.68                (8%)
  New Zealand                                                       $2.93              $2.15                36%


(1)  SFAS 143 - Statement of Financial  Accounting  Standards  No. 143 (SFAS No.
     143), "Accounting for Asset Retirement Obligations," which requires companies to record the present value of estimated future abandonment obligations as a liability, with a corresponding entry to oil and gas assets.

(2) See reconciliation on page 9. Management believes that the non-GAAP measures EBITDA and cash flow before working capital changes are useful information to investors because they are widely used by professional research analysts in the valuation, comparison, rating and investment recommendations of companies within the oil and gas exploration and production industry. Many investors use the published research of these analysts in making their investment decisions. EBITDA and cash flow before working capital changes are widely accepted as financial indicators of an oil and gas company's ability to generate cash which is used to internally fund exploration and development activities and to service debt. EBITDA and cash flow before working capital changes are not measures of financial performance under GAAP and should not be considered as an alternative to cash flows from operating, investing, or financing activities, as an indicator of cash flows, or as a measure of liquidity.


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



                              SWIFT ENERGY COMPANY
                        SUMMARY BALANCE SHEET INFORMATION

                                  In Thousands


                                                              As of                                As of
                                                        March 31, 2004                     December 31, 2003
                                                       ----------------                    -----------------
                                                         (Unaudited)
        Assets:
Current Assets:
  Cash and Cash Equivalents                                     $ 4,399                            $ 1,066
  Other Current Assets                                           36,103                             32,391
                                                              ---------                          ---------
    Total Current Assets                                         40,502                             33,457

Oil and Gas Properties                                        1,409,359                          1,373,321
Other Fixed Assets                                               10,937                             10,602
Less-Accumulated DD&A                                         (585,839)                          (567,464)
                                                              ---------                          ---------
                                                                834,456                            816,460
Other Assets                                                     11,411                              9,921
                                                              ---------                          ---------
                                                              $ 886,369                          $ 859,839
                                                              =========                          =========

         Liabilities:
Current Liabilities                                           $  55,872                          $  68,556
Long-Term Debt                                                  356,877                            340,255
Deferred Income Taxes                                            49,425                             43,499
Asset Retirement Obligation                                      10,368                             10,137
Stockholders' Equity                                            413,827                            397,391
                                                                -------                            -------
                                                              $ 886,369                          $ 859,839
                                                              =========                          =========


                    Note: Items may not total due to rounding





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





                              SWIFT ENERGY COMPANY
                      SUMMARY INCOME STATEMENT INFORMATION
                                   (UNAUDITED)
                      In Thousands Except Per Mcfe Amounts



                                                          Three Months Ended                    Three Months Ended

                                                    Mar. 31, 2004         Per Mcfe        Mar. 31, 2003           Per Mcfe
                                                  -------------------   ----------        ---------------         --------
Revenues:
  Oil & Gas Sales                                   $         65,954    $       4.62      $         54,850   $        4.26
  Other Revenue                                                (598)           (0.04)               (1,350)          (0.10)
                                                               -----          ------               -------          ------
                                                              65,356            4.57                53,500            4.16
                                                              ------            ----                ------            ----

Costs and Expenses:
  General and administrative, net                              4,030            0.28                 3,557            0.28
  Depreciation, Depletion & Amortization                      18,296            1.28                14,912            1.16
  Accretion of asset retirement obligation
       (ARO)                                                     170            0.01                   215            0.02
  Lease Operating Costs                                        9,626            0.67                 7,313            0.57
  Severance & Other Taxes                                      6,247            0.44                 4,595            0.36
  Interest Expense, Net                                        6,901            0.48                 6,685            0.52
                                                              ------            ----                ------            ----
    Total Costs & Expenses                                    45,270            3.17                37,276            2.90
                                                              ------            ----                ------            ----


Income before Income Taxes & Change in
   Accounting Principle                                       20,086            1.41                16,224            1.26
Provision for Income Taxes                                     5,498            0.38                 5,739            0.45
                                                               -----            ----                 -----            ----
Income Before Changes in
   Accounting Principle                             $         14,588   $        1.02      $         10,485   $        0.82
Cumulative Effect of Change in
   Accounting Principle (SFAS 143)                               ---             ---                 4,377            0.34
                                                                 ---             ---                 -----            ----
Net Income                                          $         14,588   $        1.02      $          6,108   $        0.47
                                                              ======            ====                 =====            ====


Additional Information:
  Capital Expenditures                              $         45,150                      $         26,335
  Capitalized Geological & Geophysical              $          2,506                      $          2,546
  Capitalized Interest Expense                      $          1,609                      $          1,747
  Deferred Income Tax                               $          5,434                      $          5,739


                    Note: Items may not total due to rounding





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



                              Swift Energy Company
                      CONSOLIDATED STATEMENTS OF CASH FLOW
                                   (UNAUDITED)
                                  In Thousands


                                                                                              Three Months Ended
                                                                                       March 31, 2004            March 31, 2003
                                                                                       --------------            --------------
Cash Flows From Operating Activities:
    Net Income                                                                         $       14,588                 $    6,108
    Adjustments to reconcile net income to net cash
         provided by operating activities -
    Cumulative effect of changes in accounting principle                                          ---                      4,377
    Depreciation, depletion, and amortization                                                  18,296                     14,912
    Accretion of asset retirement obligation (ARO)                                                170                        215
    Deferred income taxes                                                                       5,434                      5,739
    Other                                                                                         274                        292
    Change in assets and liabilities -
        Increase  in accounts receivable,                                                      (2,022)                    (7,077)
        Increase in accounts payable and accrued                                                1,532                        747
         liabilities
        Increase in accrued interest                                                            1,324                      1,486
                                                                                         ------------             --------------

Net Cash Provided by Operating Activities                                                      39,596                     26,799
                                                                                         ------------             --------------

Cash Flows From Investing Activities:
  Additions to property and equipment                                                         (45,150)                   (26,335)
  Proceeds from the sale of property and equipment                                                 23                        551
  Net cash distributed as operator of oil & gas properties                                     (8,708)                    (5,890)
  Net cash received (distributed) as operator of partnerships and joint                           106                       (287)
         ventures
  Other                                                                                            (1)                       (36)
                                                                                     -----------------            ---------------

Net Cash Used in Investing Activities                                                         (53,730)                   (31,997)
                                                                                     -----------------            ---------------

Cash Flows From Financing Activities:
  Net proceeds from bank borrowings                                                            16,600                      5,700
  Net proceeds from issuance of common stock                                                      866                        ---
                                                                                     -----------------            ---------------

Net Cash Provided by Financing Activities                                                      17,466                      5,700
                                                                                     -----------------            ---------------

Net Increase in Cash and Cash Equivalents                                                       3,332                        502

Cash and Cash Equivalents at the Beginning of the Period                                        1,066                      3,816
                                                                                     -----------------            ---------------

Cash and Cash Equivalents at the End of the Period                                   $          4,399             $        4,318
                                                                                     =================            ===============


                    Note: Items may not total due to rounding





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



                              SWIFT ENERGY COMPANY
                 Reconciliation of GAAP to non-GAAP Measures (a)
                                   (UNAUDITED)
                                  In Thousands

Below is a reconciliation of (1) EBITDA to Net Income and (2) Cash Flow Before Working Capital Changes to Net Cash Provided by Operating Activities.


                                                                            Three Months Ended,
                                                                            -------------------                Percent
                                                                        Mar. 31, 2004        Mar. 31, 2003      Change
                                                                        -------------        ------------      -------
NET INCOME TO EBITDA RECONCILIATIONS:

   Net Income                                                               $  14,588            $   6,108       139%
   Provision for Income taxes                                                   5,498                5,739
   Cumulative Effect of SFAS 143 Accounting Change                                ---                4,377
   Interest Expense, Net                                                        6,901                6,685
   Depreciation, Depletion & Amortization & ARO                                18,466               15,127
                                                                               ------               ------
EBITDA                                                                      $  45,454            $  38,036        20%
                                                                            =========            =========

                                                                            Three Months Ended,
                                                                            -------------------                Percent
                                                                        Mar. 31, 2004        Mar. 31, 2003      Change
                                                                        -------------        -------------     -------
NET CASH FLOW RECONCILIATIONS:

Net Cash Provided by Operating Activities                                    $ 39,596            $  26,799        48%
  Increases and Decreases In:
   Accounts Receivable                                                          2,022                7,077
   Accounts Payable and Accrued Liabilities                                    (1,532)                (747)
   Accrued Interest                                                            (1,324)              (1,486)
                                                                         -------------        -------------
Cash Flow Before Working Capital Changes                                     $ 38,763            $  31,643        23%
                                                                         =============        =============



(a) GAAP--Generally Accepted Accounting Principles
                    Note: Items may not total due to rounding




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




                              SWIFT ENERGY COMPANY
                             OPERATIONAL INFORMATION
               QUARTERLY COMPARISON -- SEQUENTIAL & YEAR-OVER-YEAR
                                   (UNAUDITED)


                                                             Three Months Ended                      Three Months Ended
                                                                                        Percent                        Percent
                                                         Mar. 31,    Dec. 31,            Change         Mar. 31,        Change
                                                         -------     --------           -------         --------       -------
                                                          2004        2003                               2003
                                                         -------     --------           -------         --------       -------
Total Company Production:
   Oil & Natural Gas Equivalent (Bcfe)                     14.29        13.38               7%           12.86            11%
   Natural Gas (Bcf)                                        5.87         6.59             (11%)           7.68           (24%)
   Crude Oil (MBbl)                                        1,124          941              19%             690            63%
   NGLs (MBbl)                                               278          191              46%             173            61%

Domestic Production:
   Oil & Natural Gas Equivalent (Bcfe)                     10.43         8.81              18%            7.71            35%
   Natural Gas (Bcf)                                        3.06         3.37              (9%)           3.64           (16%)
   Crude Oil (MBbl)                                        1,018          787              29%             578            76%
   NGLs (MBbl)                                               211          121              74%             100           111%

New Zealand Production:
   Oil & Natural Gas Equivalent (Bcfe)                      3.85         4.57             (16%)           5.16           (25%)
   Natural Gas (Bcf)                                        2.81         3.22             (13%)           4.04           (30%)
   Crude Oil (MBbl)                                          106          154             (31%)            112            (5%)
   NGLs (MBbl)                                                67           70              (4%)             73            (8%)


Total Company Average Prices:
   Combined Oil & Natural Gas ($/Mcfe)                   $  4.62       $ 3.97              16%      $     4.26             8%
   Natural Gas ($/Mcf)                                   $  3.64       $ 3.29              11%      $     3.71            (2%)
   Crude Oil ($/Bbl)                                     $ 34.14       $30.10              13%      $    32.73             4%
   NGLs ($/Bbl)                                          $ 22.30       $16.71              33%      $    21.90             2%

Domestic Average Prices:
   Combined Oil & Natural Gas ($/Mcfe)                   $  5.24       $ 4.59              14%      $     5.68            (8%)
   Natural Gas ($/Mcf)                                   $  4.90       $ 4.37              12%      $     6.03           (19%)
   Crude Oil ($/Bbl)                                     $ 33.95       $29.91              14%      $    32.80             4%
   NGLs ($/Bbl)                                          $ 24.31       $18.28              33%      $    28.47           (15%)

New Zealand Average Prices:
   Combined Oil & Natural Gas ($/Mcfe)                   $  2.93       $ 2.78               5%      $     2.15            36%
   Natural Gas ($/Mcf)                                   $  2.27       $ 2.15               6%      $     1.62            40%
   Crude Oil ($/Bbl)                                     $ 36.03       $31.09              16%      $    32.36            11%
   NGLs ($/Bbl)                                          $ 16.00       $14.02              14%      $    12.89            24%






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


                              SWIFT ENERGY COMPANY
                        SECOND QUARTER AND FULL YEAR 2004
                               GUIDANCE ESTIMATES



                                                           Actual                 Guidance                    Guidance
                                                         For First               For Second                   For Full
Description                                             Quarter 2004            Quarter 2004                 Year 2004

Production Volumes (Bcfe)                                   14.3               13.75 - 14.75                59.0 - 62.0
    Domestic Volumes (Bcfe)                                 10.4                 10.0 - 10.5                40.0 - 44.0
    New Zealand Volumes (Bcfe)                               3.9                 3.75 - 4.25                16.5 - 20.0
Production Mix:
  Domestic
    Natural Gas (Bcf)                                       3.06                 2.80 - 3.20                12.0 - 13.0
    Crude Oil  (MBbl)                                      1,018               1,060 - 1,125                4,250 - 4,740
    Natural Gas Liquids (MBbl)                               211                   140 - 175                  550 - 700
  New Zealand
    Natural Gas (Bcf)                                       2.81                   2.8 - 3.2                12.5 - 15.0
    Crude Oil (MBbl)                                         106                   115 - 155                  550 - 610
    Natural Gas Liquids (MBbl)                                67                    40 - 70                   200 - 225
Product Pricing (Note 1):
Domestic Pricing:
    Natural Gas (per Mcf)
       NYMEX differential (Note 2)                        ($0.79)            ($0.25) to ($0.35)          ($0.25) to ($0.35)
    Crude Oil (per Bbl)
       NYMEX differential (Note 3)                        ($1.26)            ($1.00) to ($2.00)          ($1.00) to ($2.00)
    NGLs (per Bbl)
       Percent of NYMEX Crude                                 69%                 45% - 55%                   45% - 55%
New Zealand Pricing:
    Natural Gas (per Mcf) (Note 4)                         $2.27               $2.20 to $2.35              $2.20 to $2.40
    Crude Oil (per Bbl)
        NYMEX differential (Note 3 & 5)                    $0.82             ($1.50) to ($3.00)          ($1.50) to ($3.00)
    NGLs (per Bbl)
        Contract Price (Note 6)                            $16.00             $13.00 to $15.00            $13.00 to $16.00
Oil & Gas Production Costs:
  Domestic
    Lease Operating Costs (per Mcfe)                       $0.66                $0.68  -  $0.73            $0.63 -  $0.73
    Severance & Ad Valorem Taxes
        (as % of Revenue dollars)                            9.9%               10.0% - 11.0%              10.0% - 11.0%
  New Zealand
    Lease Operating Costs (per Mcfe)                       $0.70                 $0.68  -  $0.72           $0.64 - $0.70
    Government Royalty
        (as % of Revenue dollars)                            7.3%                8.5% - 9.5%                8.5%  - 9.5%






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



                              SWIFT ENERGY COMPANY
                        SECOND QUARTER AND FULL YEAR 2004
                               GUIDANCE ESTIMATES
                (In Thousands Except Per Production Unit Amounts)


                                                           Actual                 Guidance                  Guidance
                                                          For First              For Second                 For Full
Description                                             Quarter 2004            Quarter 2004               Year 2004
-----------
Other Costs:
    G&A per Mcfe                                            $0.28              $0.25 -  $0.29           $0.24  -  $0.28
    Interest Expense per Mcfe                               $0.48              $0.48 -  $0.52           $0.47  -  $0.52
    DD&A per Mcfe                                           $1.28              $1.26 -  $1.31           $1.27  -  $1.32
Supplemental Information:
Capital Expenditures
    Operations                                             $41,035           $43,000  -  $50,000      $117,400 - $144,600
    Acquisition/Dispositions, net                            ---             ($1,000) -  ($6,000)     ($3,000) - ($13,000)
Capitalized G&G (Note 7)                                   $ 2,506            $ 2,400 - $ 2,700        $ 9,500 - $ 11,500
Capitalized Interest                                       $ 1,609            $ 1,600 - $ 1,800        $ 6,400 - $ 7,200
Total Capital Expenditures                                 $45,150           $46,000 - $ 48,500       $130,000 - $150,000

Basic Weighted Average Shares                              27,553              27,600 - 27,900          27,600 - 28,400
Diluted Computation:
    Weighted Average Shares                                28,099              28,100 -  28,700        28,100  -  29,000

Effective Tax Rate (Note 8)                                  27%                34.5% - 36.5%            35.5% - 36.5%
Deferred Tax Percentage                                      96%                  96% - 99%                97% - 99%

Note 1: Swift Energy now maintains all its current price risk management instruments (hedge positions) on its Hedge Activity page on the Swift Energy website (www.swiftenergy.com).

Note 2: Average  of  monthly  closing  Henry  Hub  NYMEX  futures  price for the
        respective  contract  months,  included  in  the  period,  which    best
        benchmarks the 30-day price received for domestic natural gas sales.

Note 3: Average  of  daily  WTI  NYMEX  futures price during the calendar period
        reflected, which  best  benchmarks   the  daily  price  received for the
        majority of domestic crude oil sales.

Note 4: Fixed contractual prices with major power generators in New Zealand, subject to currency exchange rate.

Note 5: New   Zealand crude  oil  benchmarked  to  TAPIS,  which  is   typically
        discounted within a $0.50 to $1.00 range of WTI NYMEX.

Note 6: Fixed contractual price with RockGas Limited in New Zealand, subject to currency exchange rate.

Note 7: Does  not  include  capitalized  acquisition  costs,  incorporated    in
        acquisitions when occurred.

Note 8: Effective Tax rate guidance does not include any New Zealand currency exchange fluctuations.

This  material  includes  "forward-looking  statements"  within  the  meaning of
Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The opinions, forecasts, projections, guidance or other statements other than statements of historical fact, are forward-looking statements. These statements are based upon assumptions that are subject to change and to risks, especially volatility in oil or gas prices, and availability of services and supplies. Although the Company believes that the expectations reflected in such forward-looking statements are reasonable, it can give no assurance that such expectations will prove to have been correct. Certain risks and uncertainties inherent in the Company's business are set forth in the filings of the Company with the Securities and Exchange Commission. Estimates of future financial or operating performance provided by the Company are based on existing market conditions and engineering and geologic information available at this time. Actual financial and operating performance may be higher or lower. Future performance is dependent upon oil and gas prices, exploratory and development drilling results, engineering and geologic information and changes in market conditions.

              CONTACT: Swift Energy Company, Houston
              Scott A. Espenshade, 281-874-2700 or 800-777-2412
              16825 Northchase Drive, Suite 400, Houston TX 77060
                              www.swiftenergy.com